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                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC  20549

                                   FORM 8-K

                                CURRENT REPORT
   Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934


               Date of Report (Date of earliest event reported)
                              January 20, 2005


                           PRESIDENT CASINOS, INC.
              (Exact Name of Registrant as Specified in Charter)


        DELAWARE                   0-20840                      51-0341200
(State of Incorporation)     (Commission File No.)            (IRS Employer
                                                           Identification No.)


802 North First Street, St. Louis, Missouri                      63102
 (Address of principal executive officer)                      (Zip Code)


Registrant's telephone number including area code:  (314) 622-3000


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01  Entry into a Material Definitive Agreement.

  Following an auction held on January 20, 2005, under the terms of Section 363 of the United States Bankruptcy Code, three subsidiaries of President Casinos, Inc. ("Registrant"), namely The President Riverboat Casino-Mississippi, Inc., Vegas Vegas, Inc., and President Broadwater Hotel, LLC (collectively, "Sellers"), on the one hand, and Broadwater Development, LLP ("Purchaser") on the other, entered into a Second Amendment to Sale and Purchase Agreement (the "Second Amendment") pursuant to which the Purchaser agreed to acquire from the Sellers substantially all of the real and personal property associated with the Registrant's Biloxi, Mississippi operations for $82.0 million, subject to certain closing adjustments. Prior to the auction, on January 13, 2005, the Purchaser received an assignment of all the right, title and interest of Broadwater Properties, LLC in and to that certain Sale and Purchase Agreement dated as of November 15, 2004, as amended by the Amendment to Sale and Purchase Agreement dated as of November 29, 2004 (as amended, the "Purchase Agreement.") which had been previously executed by the Sellers with respect to the sale of the Registrant's Biloxi, Mississippi operations.

  The Second Amendment sets forth certain terms and conditions to be detailed in a management agreement to be negotiated in good faith and to be executed between the parties and presented to the Bankruptcy Court for approval as soon as practicable after the Purchaser's request. A hearing to approve the auction results and sale to the Purchaser was held before the United States Bankruptcy Court for the Eastern District of Missouri on January 26, 2005, and the court indicated that it would be entering an order approving the auction results and the sale. The sale is also contingent upon certain approvals by the State of Mississippi and other customary closing conditions as set forth in the Purchase Agreement and Second Amendment.

  The foregoing description of the Second Amendment is qualified in its entirety by reference to the complete Second Amendment filed as Exhibit 2 to this Current Report on Form 8-K, and to the text of the Purchase Agreement and amendment thereto filed by the Registrant in its Current Reports on Form 8-K dated November 15, 2004 and November 29, 2004, respectively.

Item 8.01  Other Events.

  On January 20, 2005, the Registrant issued a press release announcing that the Purchaser was the winning over-bidder for the Registrant's Biloxi casino and hotel operations at an auction conducted under the terms of Section 363 of the United States Bankruptcy Code. The Sellers have entered into the Second Amendment with the Purchaser for the sale of substantially all of the real and personal property associated with the Registrant's Biloxi, Mississippi operations for $82.0 million, subject to certain closing adjustments. The sale is also contingent upon certain approvals by the State of Mississippi and other customary closing conditions as set forth in the Purchase Agreement and Second Amendment. A copy of the press release is attached hereto as Exhibit
99.1 and is incorporated by reference herein.

Item  9.01  Financial Statements and Exhibits.

            (c)  Exhibits.  See Exhibit Index.

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                                  SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       PRESIDENT CASINOS, INC.


Date:     January 27, 2005             By: /s/ Ralph J. Vaclavik
                                       ---------------------------------------
                                            Ralph J. Vaclavik
                                            Senior Vice President and
                                            Chief Financial Officer

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                                EXHIBIT INDEX


  Exhibit
   Number      Description

    2 Second Amendment to Sale and Purchase Agreement executed and delivered the 20th day of January, 2005, by Broadwater Development, LLP to President Riverboat Casino-Mississippi, Inc., Vegas Vegas, Inc. (each a debtor in Case No. 02-53005-172 pending in the United States Bankruptcy Court for the Eastern District of Missouri, and President Broadwater Hotel, LLC.

   99.1        Press Release dated January 20, 2005, issued by
               President Casinos, Inc.